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Results of Special Shareholders Meeting (Unaudited)

A Special Shareholders Meeting was held on June 14, 2006. The meeting was adjourned several times to provide shareholders additional time to vote their shares and the funds to achieve the necessary quorum to transact business. At the meeting, as reconvened on August 31, 2006, sufficient shareholder votes were received in all funds to achieve the requisite quorum for the Shareholder Proposals I and II.

The following table provides information concerning the matters voted on:

     Proposal I: To approve a new investment advisory agreement between the Trust.

                                                                            FOR              AGAINST              ABSTAIN
Dynamic Market Portfolio                                                 8,998,800           272,014              743,085
Dynamic OTC Portfolio                                                    1,932,582            55,023              117,314
Dynamic Large Cap Growth Portfolio                                       4,312,027            85,583              216,609
Dynamic Large Cap Value Portfolio                                        2,603,949            95,208              128,948
Dynamic Mid Cap Growth Portfolio                                         2,595,272            48,321              132,131
Dynamic Mid Cap Value Portfolio                                          1,578,826            31,580               74,003
Dynamic Small Cap Growth Portfolio                                       3,333,412            11,273               66,152
Dynamic Small Cap Value Portfolio                                        2,006,144            58,159              105,598
Dividend Achievers(TM) Portfolio                                           710,594            11,213              109,413
High Yield Equity Dividend Achievers(TM) Portfolio                      14,986,699           525,139            1,027,928
High Growth Rate Dividend Achievers(TM) Portfolio                          862,596             9,101               18,278
International Dividend Achievers(TM) Portfolio                           4,809,988            99,969              292,898
Aerospace & Defense Portfolio                                            2,026,396            90,131              215,060
Golden Dragon Halter USX China Portfolio                                 6,277,714           171,503              331,813
Lux Nanotech Portfolio                                                   2,916,328            62,290              120,216
Value Line Timeliness(TM) Select Portfolio                               4,974,645           193,872              323,593
Water Resources Portfolio                                               22,496,742           769,728            2,122,358
WilderHill Clean Energy Portfolio                                       12,927,931           433,621            1,217,818
Zacks Micro Cap Portfolio                                                4,382,266           109,831              215,786
Zacks Small Cap Portfolio                                                  968,254            31,294               92,130
Dynamic Telecommunications & Wireless Portfolio                          1,449,149             3,750                8,009
Dynamic Utilities Portfolio                                              1,025,561             2,709               12,229
Dynamic Biotechnology & Genome Portfolio                                 7,181,072           153,343              333,883
Dynamic Building & Construction Portfolio                                1,654,611             2,550                5,165
Dynamic Energy Exploration & Production Portfolio                        2,771,599            86,818              202,815
Dynamic Food & Beverage Portfolio                                        1,170,947             3,441                7,003
Dynamic Hardware & Consumer Electronics Portfolio                          849,657               200                  783
Dynamic Insurance Portfolio                                              1,072,083             9,683               12,460
Dynamic Leisure & Entertainment Portfolio                                1,267,109             1,434                8,098
Dynamic Media Portfolio                                                  1,373,115               345                3,119
Dynamic Networking Portfolio                                             1,061,812            12,847                6,846
Dynamic Oil & Gas Services Portfolio                                     7,360,730           155,951              435,877
Dynamic Pharmaceuticals Portfolio                                        1,843,456            86,953               81,448
Dynamic Retail Portfolio                                                 1,056,465               534                1,549
Dynamic Semiconductors Portfolio                                         2,571,376           100,697              114,052
Dynamic Software Portfolio                                               1,444,260             6,034               15,630
FTSE RAFI US 1000 Portfolio                                                862,583            34,196               53,993

     Proposal II: To approve a change in the investment objective; fundamental to non-fundamental.

                                                                            FOR              AGAINST              ABSTAIN
Dynamic Market Portfolio                                                 8,648,039           569,775              796,085
Dynamic OTC Portfolio                                                    1,884,501            88,839              131,579
Dynamic Large Cap Growth Portfolio                                       4,214,197           172,105              227,917
Dynamic Large Cap Value Portfolio                                        2,539,431           152,758              135,916
Dynamic Mid Cap Growth Portfolio                                         2,543,279            89,374              143,071
Dynamic Mid Cap Value Portfolio                                          1,543,925            62,386               78,098
Dynamic Small Cap Growth Portfolio                                       3,315,356            27,506               67,975
Dynamic Small Cap Value Portfolio                                        1,987,314            70,559              112,028
Dividend Achievers(TM) Portfolio                                           695,359            23,215              112,646
High Yield Equity Dividend Achievers(TM) Portfolio                      14,418,828         1,031,260            1,089,678
High Growth Rate Dividend Achievers(TM) Portfolio                          849,690            20,621               19,664
International Dividend Achievers(TM) Portfolio                           4,690,409           193,632              318,814
Aerospace & Defense Portfolio                                            1,992,117           123,559              215,911
Golden Dragon Halter USX China Portfolio                                 5,679,709           732,380              368,941
Lux Nanotech Portfolio                                                   2,440,629           521,096              137,109
Value Line Timeliness(TM) Select Portfolio                               3,990,250         1,160,300              341,560
Water Resources Portfolio                                               21,689,166         1,423,731            2,275,931
WilderHill Clean Energy Portfolio                                       12,346,346           867,031            1,365,993
Zacks Micro Cap Portfolio                                                4,174,919           295,950              237,014
Zacks Small Cap Portfolio                                                  853,815           140,549               97,314
Dynamic Telecommunications & Wireless Portfolio                          1,445,628             5,890                9,390
Dynamic Utilities Portfolio                                              1,020,526             4,131               15,842
Dynamic Biotechnology & Genome Portfolio                                 6,989,665           304,327              374,306
Dynamic Building & Construction Portfolio                                1,650,587             4,864                6,875
Dynamic Energy Exploration & Production Portfolio                        2,727,425           116,934              216,873
Dynamic Food & Beverage Portfolio                                        1,169,022             4,951                7,418
Dynamic Hardware & Consumer Electronics Portfolio                          849,347               410                  883
Dynamic Insurance Portfolio                                              1,071,584            12,372               10,270
Dynamic Leisure & Entertainment Portfolio                                1,261,682             4,591               10,368
Dynamic Media Portfolio                                                  1,373,015               415                3,149
Dynamic Networking Portfolio                                             1,053,494            19,750                8,261
Dynamic Oil & Gas Services Portfolio                                     7,222,965           268,323              461,270
Dynamic Pharmaceuticals Portfolio                                        1,679,320           238,425               94,112
Dynamic Retail Portfolio                                                 1,055,262             1,638                1,648
Dynamic Semiconductors Portfolio                                         2,500,528           163,323              122,274
Dynamic Software Portfolio                                               1,435,532            13,021               17,371
FTSE RAFI US 1000 Portfolio                                                822,067            71,452               57,253

At the meeting, as reconvened on July 20, 2006, the shareholders of the PowerShares Golden Dragon Halter USX China Portfolio approved Shareholder Proposal III to change from a diversified to a non-diversified fund.

                                                                            FOR              AGAINST              ABSTAIN
Golden Dragon Halter USX China Portfolio                                 5,376,252         1,026,903              377,875